Exhibit Number 99.1

Investor Contact:	Thomas J. Aaron
Executive Vice President and Chief Financial Officer
(615) 465-7000

COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES

SECOND QUARTER 2017 RESULTS WITH NET OPERATING REVENUES OF $4.144 BILLION

FRANKLIN, Tenn. (August 1, 2017) – Community Health Systems, Inc. (NYSE: CYH) (the “Company”) today announced financial and operating results for the three and six months ended June 30, 2017.

The following highlights the financial and operating results for the three months ended June 30, 2017, that are further discussed below:

•	Net operating revenues totaled $4.144 billion.

•	Net loss attributable to Community Health Systems, Inc. common stockholders was $(137) million, or $(1.22) per share (diluted), compared with net loss of $(1.432) billion, or $(12.91) per share (diluted) for the same period in 2016.

•	Adjusted EBITDA was $435 million.

•	Loss from continuing operations attributable to Community Health Systems, Inc. common stockholders was $(1.17) per share (diluted).

•	Adjusted for certain items discussed below, loss from continuing operations attributable to Community Health Systems, Inc. common stockholders was $(0.25) per share (diluted).

•	Cash flow from operations was $261 million, compared with $338 million for the same period in 2016, representing a 22.8 percent decrease.

•	On a same-store basis, both admissions and adjusted admissions decreased 2.5 percent, compared with the same period in 2016.

Financial and statistical data for 2016 include the following in operating results through the effective date of each respective transaction:

•	On April 29, 2016, the Company completed the spin-off of Quorum Health Corporation (“QHC”), comprised of 38 affiliated hospitals and related outpatient services in 16 states, together with Quorum Health Resources, LLC, a subsidiary providing management advisory and consulting services to non-affiliated hospitals. Same-store operating results and statistical data exclude information for the hospitals divested in the spin-off of QHC in the comparable period in 2016.

•	On April 29, 2016, the Company sold its unconsolidated minority equity interests in Valley Health System, LLC and Summerlin Hospital Medical Center, LLC, both joint ventures with Universal Health Systems, Inc. comprising a total of five hospitals in Las Vegas, Nevada.

•	On December 31, 2016, the Company sold an 80 percent majority ownership interest in its home care division to a subsidiary of Almost Family, Inc. Same-store operating results exclude the home care division in the comparable period in 2016.

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CYH Announces Second Quarter 2017 Results

August 1, 2017

•	On May 1, 2017, the Company sold 11 hospitals as part of its ongoing portfolio rationalization efforts. Same-store operating results exclude the results of these hospitals divested in 2017 and the comparable period in 2016. An additional nine hospitals were sold effective June 30, 2017, and July 1, 2017. Actual and same-store operating results include the results of these hospitals in 2017 and the comparable periods in 2016.

Net operating revenues for the three months ended June 30, 2017, totaled $4.144 billion, a 9.7 percent decrease, compared with $4.590 billion for the same period in 2016. Loss from continuing operations attributable to Community Health Systems, Inc. common stockholders was $(131) million, or $(1.17) per share (diluted), for the three months ended June 30, 2017, compared with $(1.431) billion, or $(12.90) per share (diluted), for the same period in 2016. During the three months ended June 30, 2017, the Company recorded a non-cash expense totaling $80 million related to impairment charges to reduce the value of long-lived assets, primarily allocated goodwill, at hospitals that the Company has identified for sale. The impairment charges do not have an impact on the calculation of the Company’s financial covenants under the Company’s Credit Facility.

The results for the three months ended June 30, 2017, included a loss of $(0.77) per share (diluted) related to impairment and (gain) loss on sale of businesses, loss of $(0.06) per share (diluted) from early extinguishment of debt, loss of $(0.04) per share (diluted) related to government and other legal settlements, loss of $(0.01) per share (diluted) related to employee termination benefits and other restructuring charges, and loss of $(0.04) per share (diluted) related to expense from fair value adjustments on the CVR agreement liability accounted for at fair value related to the HMA legal proceedings, and related legal expenses. Excluding these items, loss from continuing operations was $(0.25) per share (diluted).

Net loss attributable to Community Health Systems, Inc. common stockholders was $(137) million, or $(1.22) per share (diluted) for the three months ended June 30, 2017, compared with $(1.432) billion, or $(12.91) per share (diluted) for the same period in 2016. Discontinued operations for the three months ended June 30, 2017, consisted of $(0.01) per share (diluted) of losses from operations of entities sold or held for sale and $(0.04) per share (diluted) for impairment of hospitals sold or held for sale for a total after-tax loss of approximately $(6) million. Weighted-average shares outstanding (diluted) were 112 million for the three months ended June 30, 2017, and 111 million for the three months ended June 30, 2016. Adjusted EBITDA for the three months ended June 30, 2017, was $435 million compared with $563 million for the same period in 2016, representing a 22.7 percent decrease.

The consolidated operating results for the three months ended June 30, 2017, reflect a 10.8 percent decrease in total admissions, and an 11.2 percent decrease in total adjusted admissions, compared with the same period in 2016. On a same-store basis, both admissions and adjusted admissions decreased 2.5 percent during the three months ended June 30, 2017, compared with the same period in 2016. On a same-store basis, net operating revenues decreased 0.7 percent during the three months ended June 30, 2017, compared with the same period in 2016.

Net operating revenues for the six months ended June 30, 2017, totaled $8.629 billion, a 10.0 percent decrease, compared with $9.589 billion for the same period in 2016. Loss from continuing operations attributable to Community Health Systems, Inc. common stockholders was $(328) million, or $(2.94) per share (diluted), for the six months ended June 30, 2017, compared with $(1.418) billion, or $(12.82) per share (diluted), for the same period in 2016. During the six months ended June 30, 2017, the Company recorded a non-cash expense totaling $330 million related to impairment charges to reduce the value of long-lived assets, primarily allocated goodwill, at hospitals that the Company has identified for sale. The impairment charges do not have an impact on the calculation of the Company’s financial covenants under the Company’s Credit Facility.

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CYH Announces Second Quarter 2017 Results

August 1, 2017

The results for the six months ended June 30, 2017, included the loss of $(2.68) per share (diluted) related to impairment and (gain) loss on sale of businesses, loss of $(0.18) per share (diluted) from early extinguishment of debt, loss of $(0.01) per share (diluted) related to employee termination benefits and other restructuring charges, and loss of $(0.08) per share (diluted) related to expense from fair value adjustments on the CVR agreement liability accounted for at fair value related to the HMA legal proceedings, and related legal expenses. These expenses were partially offset by income of $0.19 per share (diluted) related to government and other legal settlements, net of related legal expenses, primarily as a result of the previously announced settlement of the shareholder derivative action in January 2017. Excluding these items, loss from continuing operations was $(0.17) per share (diluted).

Net loss attributable to Community Health Systems, Inc. common stockholders was $(335) million, or $(3.01) per share (diluted) for the six months ended June 30, 2017, compared with $(1.421) billion, or $(12.85) per share (diluted) for the same period in 2016. Discontinued operations for the six months ended June 30, 2017, consisted of $(0.02) per share (diluted) of losses from operations of entities sold or held for sale and $(0.04) per share (diluted) for impairment of hospitals sold or held for sale for a total after-tax loss of approximately $(7) million. Weighted-average shares outstanding (diluted) were 112 million for the six months ended June 30, 2017, and 111 million for the six months ended June 30, 2016. Adjusted EBITDA for the six months ended June 30, 2017, was $963 million compared with $1.196 billion for the same period in 2016, representing a 19.5 percent decrease.

The consolidated operating results for the six months ended June 30, 2017, reflect an 11.1 percent decrease in total admissions, and an 11.9 percent decrease in total adjusted admissions, compared with the same period in 2016. On a same-store basis, both admissions and adjusted admissions decreased 1.8 percent during the six months ended June 30, 2017, compared with the same period in 2016. On a same-store basis, net operating revenues increased 0.1 percent during the six months ended June 30, 2017, compared with the same period in 2016.

The Company completed its divestitures of one hospital on June 30, 2017, and eight hospitals on July 1, 2017, bringing its total completed divestitures to 20 hospitals, out of the previously announced 30 hospitals subject to definitive agreements. The Company expects to complete the sale of the remaining 10 hospitals subject to definitive agreements by September 30, 2017.

In addition to the previously announced divestiture of 30 hospitals, the Company continues to receive interest from acquirers for certain of its hospitals. The Company is pursuing these interests for sale transactions involving hospitals with a combined total of at least $1.5 billion in annual net operating revenues and combined mid-single digit Adjusted EBITDA margins.

Adjusted EBITDA, a non-GAAP financial measure, is EBITDA adjusted to add back net income attributable to noncontrolling interests and to exclude the effect of discontinued operations, loss from early extinguishment of debt, impairment and (gain) loss on sale of businesses, gain on sale of investments in unconsolidated affiliates, expense incurred related to the spin-off of QHC, expense incurred related to the sale of a majority ownership interest in the Company’s home care division, (income) expense related to government and other legal settlements and related costs, expenses related to employee termination benefits and other restructuring charges, and expense (income) from fair value adjustments on the CVR agreement liability accounted for at fair value related to the HMA legal proceedings, and related legal expenses. For information regarding why the Company believes Adjusted EBITDA presents useful information to investors, and for a reconciliation of Adjusted EBITDA to net income attributable to Community Health Systems, Inc. stockholders, see footnote (e) to the Financial Highlights, Financial Statements and Selected Operating Data below.

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CYH Announces Second Quarter 2017 Results

August 1, 2017

Commenting on the results, Wayne T. Smith, chairman and chief executive officer of Community Health Systems, Inc., said, “Obviously, we are disappointed with our performance during the second quarter. Our financial results reflect weaker than expected volumes, which negatively affected our net revenue and Adjusted EBITDA performance. We are seeing better results in certain areas, and we continue to work on a number of initiatives to drive operational and financial improvements. In terms of our divestiture program, we completed several transactions during the second quarter and remain on track to complete other announced divestitures in the third quarter of 2017. We also announced that we are pursuing the disposition of additional hospitals, as we shift to a smaller, stronger portfolio of assets.”

Included on pages 18, 19, 20 and 21 of this press release are tables setting forth the Company’s 2017 annual earnings guidance. The updated 2017 guidance is based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time, and reflects the impact of planned divestitures that the Company expects to occur in 2017.

Community Health Systems, Inc. is one of the largest publicly traded hospital companies in the United States and a leading operator of general acute care hospitals in communities across the country. The Company, through its subsidiaries, owns, leases or operates 137 affiliated hospitals in 21 states with an aggregate of approximately 22,000 licensed beds.

The Company’s headquarters are located in Franklin, Tennessee, a suburb south of Nashville. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.” More information about the Company can be found on its website at www.chs.net.

Community Health Systems, Inc. will hold a conference call on Wednesday, August 2, 2017, at 10:00 a.m. Central, 11:00 a.m. Eastern, to review financial and operating results for the second quarter ended June 30, 2017. Investors will have the opportunity to listen to a live Internet broadcast of the conference call by clicking on the Investor Relations link of the Company’s website at www.chs.net. To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue to be available through September 2, 2017. Copies of this press release and conference call slide show, as well as the Company’s Current Report on Form 8-K (including this press release), will be available on the Company’s website at www.chs.net.

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CYH Announces Second Quarter 2017 Results

August 1, 2017

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Financial Highlights (a)(b)(c)(d)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net operating revenues	$4,144	$4,590	$8,629	$9,589
Loss from continuing operations (f), (i), (j), (k)	(116)	(1,405)	(292)	(1,368)
Net loss attributable to Community Health Systems, Inc. stockholders	(137)	(1,432)	(335)	(1,421)
Adjusted EBITDA (e)	435	563	963	1,196
Net cash provided by operating activities	261	338	503	632

Basic loss per share attributable to Community Health Systems, Inc. common stockholders (l):
Continuing operations (f), (i), (j), (k)	$(1.17)	$(12.90)	$(2.94)	$(12.82)
Discontinued operations	(0.06)	(0.01)	(0.06)	(0.03)

Net loss	$(1.22)	$(12.91)	$(3.01)	$(12.85)

Diluted loss per share attributable to Community Health Systems, Inc. common stockholders (l):
Continuing operations (f), (h), (i), (j), (k)	$(1.17)	$(12.90)	$(2.94)	$(12.82)
Discontinued operations	(0.06)	(0.01)	(0.06)	(0.03)

Net loss (h)	$(1.22)	$(12.91)	$(3.01)	$(12.85)

Weighted-average number of shares outstanding (g):
Basic	112	111	112	111
Diluted	112	111	112	111

For footnotes, see pages 13, 14, 15, 16 and 17.

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CYH Announces Second Quarter 2017 Results

August 1, 2017

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Loss (a)(b)(c)(d)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended June 30,
	2017		2016
	Amount	% of Net Operating Revenues	Amount	% of Net Operating Revenues
Operating revenues (net of contractual allowances and discounts)	$4,823		$5,290
Provision for bad debts	679		700

Net operating revenues	4,144	100.0%	4,590	100.0%

Operating costs and expenses:
Salaries and benefits	1,920	46.3%	2,154	46.9%
Supplies	697	16.8%	759	16.6%
Other operating expenses	1,017	24.6%	1,056	23.1%
Government and other legal settlements and related costs (j)	7	0.2%	—	— %
Electronic health records incentive reimbursement	(17)	(0.4)%	(31)	(0.7)%
Rent	104	2.5%	112	2.4%
Depreciation and amortization	223	5.4%	276	6.0%
Impairment and (gain) loss on sale of businesses, net (i)	80	1.9%	1,639	35.7%

Total operating costs and expenses	4,031	97.3%	5,965	130.0%

Income (loss) from operations (f), (i), (j)	113	2.7%	(1,375)	(30.0)%
Interest expense, net	239	5.8%	246	5.4%
Loss from early extinguishment of debt	10	0.2%	30	0.7%
Gain on sale of investments in unconsolidated affiliates (k)	—	— %	(94)	(2.1)%
Equity in earnings of unconsolidated affiliates	(5)	(0.1)%	(14)	(0.4)%

Loss from continuing operations before income taxes	(131)	(3.2)%	(1,543)	(33.6)%
Benefit from income taxes	(15)	(0.4)%	(138)	(3.0)%

Loss from continuing operations (f), (i), (j), (k)	(116)	(2.8)%	(1,405)	(30.6)%

Discontinued operations, net of taxes:
Loss from operations of entities sold or held for sale	(1)	(0.0)%	(1)	— %
Impairment of hospitals sold or held for sale	(5)	(0.1)%	—	— %

Loss from discontinued operations, net of taxes	(6)	(0.1)%	(1)	— %

Net loss	(122)	(2.9)%	(1,406)	(30.6)%
Less: Net income attributable to noncontrolling interests	15	0.4%	26	0.6%

Net loss attributable to Community Health Systems, Inc. stockholders	$(137)	(3.3)%	$(1,432)	(31.2)%

Basic loss per share attributable to Community Health Systems, Inc. common stockholders (l):
Continuing operations (f), (i), (j), (k)	$(1.17)		$(12.90)
Discontinued operations	(0.06)		(0.01)

Net loss	$(1.22)		$(12.91)

Diluted loss per share attributable to Community Health Systems, Inc. common stockholders (l):
Continuing operations (f), (h), (i), (j), (k)	$(1.17)		$(12.90)
Discontinued operations	(0.06)		(0.01)

Net loss (h)	$(1.22)		$(12.91)

Weighted-average number of shares outstanding (g):
Basic	112		111

Diluted	112		111

For footnotes, see pages 13, 14, 15, 16 and 17.

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CYH Announces Second Quarter 2017 Results

August 1, 2017

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Loss (a)(b)(c)(d)

(In millions, except per share amounts)

(Unaudited)

	Six Months Ended June 30,
	2017		2016
	Amount	% of Net Operating Revenues	Amount	% of Net Operating Revenues
Operating revenues (net of contractual allowances and discounts)	$9,991		$11,044
Provision for bad debts	1,362		1,455

Net operating revenues	8,629	100.0%	9,589	100.0%

Operating costs and expenses:
Salaries and benefits	3,981	46.1%	4,470	46.6%
Supplies	1,446	16.8%	1,559	16.3%
Other operating expenses	2,074	24.1%	2,229	23.2%
Government and other legal settlements and related costs (j)	(34)	(0.4)%	1	— %
Electronic health records incentive reimbursement	(23)	(0.3)%	(49)	(0.5)%
Rent	214	2.5%	231	2.4%
Depreciation and amortization	458	5.3%	574	6.0%
Impairment and (gain) loss on sale of businesses, net (i)	330	3.8%	1,656	17.3%

Total operating costs and expenses	8,446	97.9%	10,671	111.3%

Income (loss) from operations (f), (i), (j)	183	2.1%	(1,082)	(11.3)%
Interest expense, net	468	5.4%	496	5.2%
Loss from early extinguishment of debt	31	0.4%	30	0.3%
Gain on sale of investments in unconsolidated affiliates (k)	—	— %	(94)	(1.0)%
Equity in earnings of unconsolidated affiliates	(9)	(0.1)%	(34)	(0.4)%

Loss from continuing operations before income taxes	(307)	(3.6)%	(1,480)	(15.4)%
Benefit from income taxes	(15)	(0.2)%	(112)	(1.1)%

Loss from continuing operations (f), (i), (j), (k)	(292)	(3.4)%	(1,368)	(14.3)%

Discontinued operations, net of taxes:
Loss from operations of entities sold or held for sale	(2)	— %	(2)	— %
Impairment of hospitals sold or held for sale	(5)	(0.1)%	(1)	— %

Loss from discontinued operations, net of taxes	(7)	(0.1)%	(3)	— %

Net loss	(299)	(3.5)%	(1,371)	(14.3)%
Less: Net income attributable to noncontrolling interests	36	0.4%	50	0.5%

Net loss attributable to Community Health Systems, Inc. stockholders	$(335)	(3.9)%	$(1,421)	(14.8)%

Basic loss per share attributable to Community Health Systems, Inc. common stockholders (l):
Continuing operations (f), (i), (j), (k)	$(2.94)		$(12.82)
Discontinued operations	(0.06)		(0.03)

Net loss	$(3.01)		$(12.85)

Diluted loss per share attributable to Community Health Systems, Inc. common stockholders (l):
Continuing operations (f), (h), (i), (j), (k)	$(2.94)		$(12.82)
Discontinued operations	(0.06)		(0.03)

Net loss (h)	$(3.01)		$(12.85)

Weighted-average number of shares outstanding (g):
Basic	112		111

Diluted	112		111

For footnotes, see pages 13, 14, 15, 16 and 17.

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CYH Announces Second Quarter 2017 Results

August 1, 2017

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Loss

(In millions)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net loss	$(122)	$(1,406)	$(299)	$(1,371)
Other comprehensive income (loss), net of income taxes:
Net change in fair value of interest rate swaps, net of tax	(2)	(2)	3	(21)
Net change in fair value of available-for-sale securities, net of tax	2	(3)	5	(1)
Amortization and recognition of unrecognized pension cost components, net of tax	1	2	1	3

Other comprehensive income (loss)	1	(3)	9	(19)

Comprehensive loss	(121)	(1,409)	(290)	(1,390)
Less: Comprehensive income attributable to noncontrolling interests	15	26	36	50

Comprehensive loss attributable to Community Health
Systems, Inc. stockholders	$(136)	$(1,435)	$(326)	$(1,440)

For footnotes, see pages 13, 14, 15, 16 and 17.

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CYH Announces Second Quarter 2017 Results

August 1, 2017

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (a)(c)

(Dollars in millions)

(Unaudited)

	Three Months Ended June 30,
	Consolidated			Same-Store
	2017	2016	% Change	2017	2016	% Change
Number of hospitals (at end of period)	143	156		143	143
Licensed beds (at end of period)	23,829	26,366		23,829	24,163
Beds in service (at end of period)	21,549	23,371		21,549	21,673
Admissions	189,435	212,259	-10.8%	184,992	189,762	-2.5%
Adjusted admissions	415,515	468,087	-11.2%	405,584	415,778	-2.5%
Patient days	840,516	947,492		818,249	842,493
Average length of stay (days)	4.4	4.5		4.4	4.4
Occupancy rate (average beds in service)	41.9%	42.5%		41.8%	42.5%

Net operating revenues	$4,144	$4,590	-9.7%	$4,054	$4,083	-0.7%

Net inpatient revenues as a % of net patient revenues before provision for bad debts	43.3%	42.8%		43.2%	43.1%

Net outpatient revenues as a % of net patient revenues before provision for bad debts	56.7%	57.2%		56.8%	56.9%

Income (loss) from operations (f), (i), (j)	$113	$(1,375)	108.2%

Income (loss) from operations as a % of net operating revenues	2.7%	-30.0%

Depreciation and amortization	$223	$276

Equity in earnings of unconsolidated affiliates	$(5)	$(14)

Net loss attributable to Community Health Systems, Inc. stockholders	$(137)	$(1,432)	90.4%

Net loss attributable to Community Health Systems, Inc. stockholders as a % of net operating revenues	-3.3%	-31.2%

Adjusted EBITDA (e)	$435	$563	-22.7%

Adjusted EBITDA as a % of net operating revenues	10.5%	12.3%

Net cash provided by operating activities	$261	$338	-22.8%

For footnotes, see pages 13, 14, 15, 16 and 17.

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CYH Announces Second Quarter 2017 Results

August 1, 2017

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (a)(c)

(Dollars in millions)

(Unaudited)

	Six Months Ended June 30,
	Consolidated			Same-Store
	2017	2016	% Change	2017	2016	% Change
Number of hospitals (at end of period)	143	156		143	143
Licensed beds (at end of period)	23,829	26,366		23,829	24,163
Beds in service (at end of period)	21,549	23,371		21,549	21,673
Admissions	401,677	451,959	-11.1%	381,736	388,844	-1.8%
Adjusted admissions	864,682	981,406	-11.9%	820,764	835,744	-1.8%
Patient days	1,813,401	2,023,718		1,715,740	1,740,032
Average length of stay (days)	4.5	4.5		4.5	4.5
Occupancy rate (average beds in service)	44.2%	43.8%		44.1%	44.1%

Net operating revenues	$8,629	$9,589	-10.0%	$8,200	$8,193	0.1%

Net inpatient revenues as a % of net patient revenues before provision for bad debts	43.6%	43.4%		43.6%	43.5%

Net outpatient revenues as a % of net patient revenues before provision for bad debts	56.4%	56.6%		56.4%	56.5%

Income (loss) from operations (f), (i), (j)	$183	$(1,082)	116.9%

Income (loss) from operations as a % of net operating revenues	2.1%	-11.3%

Depreciation and amortization	$458	$574

Equity in earnings of unconsolidated affiliates	$(9)	$(34)

Net loss attributable to Community Health Systems, Inc. stockholders	$(335)	$(1,421)	76.4%

Net loss attributable to Community Health Systems, Inc. stockholders as a % of net operating revenues	-3.9%	-14.8%

Adjusted EBITDA (e)	$963	$1,196	-19.5%

Adjusted EBITDA as a % of net operating revenues	11.2%	12.5%

Net cash provided by operating activities	$503	$632	-20.4%

For footnotes, see pages 13, 14, 15, 16 and 17.

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CYH Announces Second Quarter 2017 Results

August 1, 2017

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets (b)

(In millions, except share data)

(Unaudited)

	June 30, 2017	December 31, 2016
ASSETS
Current assets
Cash and cash equivalents	$768	$238
Patient accounts receivable, net of allowance for doubtful accounts of $3,620 and $3,773 at June 30, 2017 and December 31, 2016, respectively	2,939	3,176
Supplies	438	480
Prepaid income taxes	22	17
Prepaid expenses and taxes	210	187
Other current assets	678	568

Total current assets	5,055	4,666

Property and equipment, gross	11,397	12,422
Less accumulated depreciation and amortization	(4,085)	(4,273)

Property and equipment, net	7,312	8,149

Goodwill	6,165	6,521

Other assets, net	2,341	2,608

Total assets	$20,873	$21,944

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$46	$455
Accounts payable	917	995
Accrued interest	236	207
Accrued liabilities	1,179	1,230

Total current liabilities	2,378	2,887

Long-term debt	14,702	14,789

Deferred income taxes	396	411

Other long-term liabilities	1,456	1,575

Total liabilities	18,932	19,662

Redeemable noncontrolling interests in equity of consolidated subsidiaries	548	554

EQUITY
Community Health Systems, Inc. stockholders’ equity:
Preferred stock, $.01 par value per share, 100,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value per share, 300,000,000 shares authorized; 114,758,677 shares issued and outstanding at June 30, 2017, and 113,876,580 shares issued and outstanding at December 31, 2016	1	1
Additional paid-in capital	1,984	1,975
Accumulated other comprehensive loss	(53)	(62)
Accumulated deficit	(634)	(299)

Total Community Health Systems, Inc. stockholders’ equity	1,298	1,615
Noncontrolling interests in equity of consolidated subsidiaries	95	113

Total equity	1,393	1,728

Total liabilities and equity	$20,873	$21,944

For footnotes, see pages 13, 14, 15, 16 and 17.

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CYH Announces Second Quarter 2017 Results

August 1, 2017

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows (b)

(In millions)

(Unaudited)

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities
Net loss	$(299)	$(1,371)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	458	574
Government and other legal settlements and related costs (j)	6	1
Stock-based compensation expense	15	26
Impairment of hospitals sold or held for sale	5	1
Impairment and (gain) loss on sale of businesses, net (i)	330	1,656
Loss from early extinguishment of debt	31	30
Gain on sale of investments in unconsolidated affiliates (k)	—	(94)
Other non-cash expenses, net	18	22
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	186	(40)
Supplies, prepaid expenses and other current assets	(55)	31
Accounts payable, accrued liabilities and income taxes	(126)	(212)
Other	(66)	8

Net cash provided by operating activities	503	632

Cash flows from investing activities
Acquisitions of facilities and other related equipment	(4)	(114)
Purchases of property and equipment	(274)	(407)
Proceeds from disposition of hospitals and other ancillary operations	921	12
Proceeds from sale of property and equipment	3	7
Purchases of available-for-sale securities	(37)	(63)
Proceeds from sales of available-for-sale securities	47	233
Proceeds from sale of investments in unconsolidated affiliates	—	403
Distribution from Quorum Health Corporation	—	1,219
Increase in other investments	(60)	(113)

Net cash provided by investing activities	596	1,177

Cash flows from financing activities
Repurchase of restricted stock shares for payroll tax withholding requirements	(5)	(5)
Deferred financing costs and other debt-related costs	(62)	(22)
Proceeds from noncontrolling investors in joint ventures	5	—
Redemption of noncontrolling investments in joint ventures	(4)	(16)
Distributions to noncontrolling investors in joint ventures	(53)	(47)
Borrowings under credit agreements	840	2,806
Issuance of long-term debt	3,100	—
Proceeds from receivables facility	26	31
Repayments of long-term indebtedness	(4,416)	(4,279)

Net cash used in financing activities	(569)	(1,532)

Net change in cash and cash equivalents	530	277
Cash and cash equivalents at beginning of period	238	184

Cash and cash equivalents at end of period	$768	$461

For footnotes, see pages 13, 14, 15, 16 and 17.

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CYH Announces Second Quarter 2017 Results

August 1, 2017

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data

(a)	Continuing operating results exclude discontinued operations for the three and six months ended June 30, 2017 and 2016. Both financial and statistical results exclude entities in discontinued operations and hospitals sold during the period for all periods presented. Same-store operating results and statistical data exclude information for the hospitals divested in the spin-off of QHC in the comparable period in 2016.

(b)	The contingent value right (“CVR”) entitles the holder to receive a cash payment up to $1.00 per CVR (subject to downward adjustment but not below zero), subject to the final resolution of certain legal matters pertaining to Health Management Associates, Inc. (“HMA”), as defined in the CVR agreement. If the aggregate amount of applicable losses under the CVR agreement exceeds a deductible of $18 million, then the amount payable in respect of each CVR shall be reduced (but not below zero) by an amount equal to the quotient obtained by dividing: (a) the product of (i) all losses in excess of the deductible and (ii) 90%; by (b) the number of CVRs outstanding on the date on which final resolution of the existing litigation occurs. Since the HMA acquisition date of January 27, 2014, approximately $33 million in costs have been incurred and approximately $30 million of settlements have been paid related to certain HMA legal matters, which collectively exceed the deductible of $18 million under the CVR agreement. The Company previously recorded an estimated fair value of the remaining underlying claims that will be covered by the CVR of $284 million as part of the acquisition accounting for HMA, which, after consideration of amounts paid and current estimates of valuation inputs, has been adjusted to its estimated fair value of $260 million at June 30, 2017. In addition, although future legal fees (which are expensed as incurred) associated with the HMA legal matters have not been accrued or included in the table below, such legal fees are taken into account in determining the total amount of reductions applied to the amounts owed to CVR holders. For the CVR valuation at June 30, 2017, the change in fair value from the previous quarter was primarily the result of a decrease in the discount rate applied to the estimated settlement amount.

The following table presents the impact of the recorded amounts as described above as applied to the CVR and the $18 million deductible and 10% co-insurance amounts (in millions):

As of June 30, 2017

Legal and other related costs incurred to date	$33
Settlements	30
Estimated liability for probable contingencies	—
Estimated liability for unresolved contingencies at fair value	260

Costs incurred plus certain estimated liabilities for CVR-related matters	323
Allocated to:
CHS deductible of $18 million	(18)
CHS co-insurance at 10%	(29)

Recorded amounts that reduce CVR value after giving effect to deductible and co-insurance	$276

CVRs outstanding	265

(c)	Included in discontinued operations for the three and six months ended June 30, 2017 and 2016, are three smaller hospitals that are being actively marketed for sale, one of which was sold effective May 1, 2017. The after-tax loss for the sold or held for sale hospitals, was approximately $6 million and $1 million for the three months ended June 30, 2017 and 2016, respectively, and approximately $7 million and $3 million for the six months ended June 30, 2017 and 2016, respectively.

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CYH Announces Second Quarter 2017 Results

August 1, 2017

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

(d)	The following table provides information needed to calculate loss per share, which is adjusted for income attributable to noncontrolling interests (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Loss from continuing operations attributable to Community Health Systems, Inc. common stockholders:
Loss from continuing operations, net of taxes	$(116)	$(1,405)	$(292)	$(1,368)
Less: Income from continuing operations attributable to noncontrolling interests, net of taxes	15	26	36	50

Loss from continuing operations attributable to Community Health Systems, Inc. common stockholders — basic and diluted	$(131)	$(1,431)	$(328)	$(1,418)

Loss from discontinued operations attributable to Community Health Systems, Inc. common stockholders:
Loss from discontinued operations, net of taxes	$(6)	$(1)	$(7)	$(3)
Less: Loss from discontinued operations attributable to noncontrolling interests, net of taxes	—	—	—	—

Loss from discontinued operations attributable to Community Health Systems, Inc. common stockholders — basic and diluted	$(6)	$(1)	$(7)	$(3)

(e)	EBITDA is a non-GAAP financial measure which consists of net loss attributable to Community Health Systems, Inc. before interest, income taxes, and depreciation and amortization. Adjusted EBITDA, also a non-GAAP financial measure, is EBITDA adjusted to add back net income attributable to noncontrolling interests and to exclude the effect of discontinued operations, loss from early extinguishment of debt, impairment and (gain) loss on sale of businesses, gain on sale of investments in unconsolidated affiliates, expense incurred related to the spin-off of QHC, expense incurred related to the sale of a majority ownership interest in the Company’s home care division, (income) expense related to government and other legal settlements and related costs, expense related to employee termination benefits and other restructuring charges, and expense (income) from fair value adjustments on the CVR agreement liability accounted for at fair value related to the HMA legal proceedings, and related legal expenses. This is the initial period in which the Company has incurred a significant amount of and included an adjustment for employee termination benefits and other restructuring charges in Adjusted EBITDA. The Company has included this adjustment (and intends to continue including this adjustment on a prospective basis) based on its belief that such expense, which may differ significantly between periods in a manner not correlated with the Company’s ongoing operational performance, is consistent with management’s intended use of Adjusted EBITDA to assess the Company’s results of operations and compare operating results between periods. The Company has from time to time sold noncontrolling interests in certain of its subsidiaries or acquired subsidiaries with existing noncontrolling interest ownership positions. The Company believes that it is useful to present Adjusted EBITDA because it adds back the portion of EBITDA attributable to these third-party interests and clarifies for investors the Company’s portion of EBITDA generated by continuing operations. The Company reports Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by management to assess the operating performance of the Company’s hospital operations and to make decisions on the allocation of resources. Adjusted EBITDA is also used to evaluate the performance of the Company’s executive management team and is one of the primary targets used to determine short-term cash incentive compensation. In addition, management utilizes Adjusted EBITDA in assessing the Company’s consolidated results of operations and operational performance and in comparing the Company’s results of operations between periods. The Company believes it is useful to provide investors and other users of the Company’s financial statements this performance measure to align with how management assesses the Company’s results of operations. Adjusted EBITDA also is comparable to a similar metric called Consolidated EBITDA, as defined in the Company’s senior secured credit facility, which is a key component in the determination of the Company’s compliance with some of the covenants under the Company’s senior secured credit facility (including the Company’s ability to service debt and incur capital expenditures), and is used to determine the interest rate and commitment fee payable under the senior secured credit facility (although Adjusted EBITDA does not include all of the adjustments described in the senior secured credit facility).

Adjusted EBITDA is not a measurement of financial performance under U.S. GAAP. It should not be considered in isolation or as a substitute for net income, operating income, or any other performance measure calculated in accordance with U.S. GAAP. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating financial performance. The Company believes such adjustments are appropriate as the magnitude and frequency of such items can vary significantly and are not related to the assessment of normal operating performance. Additionally, this calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

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CYH Announces Second Quarter 2017 Results

August 1, 2017

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

The following table reflects the reconciliation of Adjusted EBITDA, as defined, to net loss attributable to Community Health Systems, Inc. stockholders as derived directly from the condensed consolidated financial statements (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net loss attributable to Community Health Systems, Inc. stockholders	$(137)	$(1,432)	$(335)	$(1,421)
Adjustments:
Benefit from income taxes	(15)	(138)	(15)	(112)
Depreciation and amortization	223	276	458	574
Net income attributable to noncontrolling interests	15	26	36	50
Loss from discontinued operations	6	1	7	3
Interest expense, net	239	246	468	496
Loss from early extinguishment of debt	10	30	31	30
Impairment and (gain) loss on sale of businesses, net	80	1,639	330	1,656
Gain on sale of investments in unconsolidated affiliates	—	(94)	—	(94)
Expense (income) from government and other legal settlements and related costs	7	—	(34)	1
Expense (income) from fair value adjustments and legal expenses related to cases covered by the CVR	5	(1)	12	—
Expense related to the sale of a majority interest in home care division	—	—	1	—
Expense related to the spin-off of QHC	—	10	—	13
Expense related to employee termination benefits and other restructuring charges	2	—	4	—

Adjusted EBITDA	$435	$563	$963	$1,196

(f)	Included in non-same-store income (loss) from operations and loss from continuing operations are pre-tax charges related to acquisition costs of less than $1 million and $1 million for the three months ended June 30, 2017 and 2016, and $1 million and $3 million for the six months ended June 30, 2017 and 2016, respectively.

(g)	The following table sets forth components reconciling the basic weighted-average number of shares to the diluted weighted-average number of shares (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Weighted-average number of shares outstanding - basic	112	111	112	111
Add effect of dilutive securities:
Stock awards and options	—	—	—	—

Weighted-average number of shares outstanding - diluted	112	111	112	111

The Company generated a loss from continuing operations attributable to Community Health Systems, Inc. common stockholders for the three and six months ended June 30, 2017 and 2016, so the effect of dilutive securities is not considered because their effect would be antidilutive. If the Company had generated income from continuing operations during the three months ended June 30, 2017 and 2016, the effect of restricted stock awards on the diluted shares calculation would have been an increase of 215,313 shares and 168,764 shares, respectively. If the Company had generated income from continuing operations during the six months ended June 30, 2017 and 2016, the effect of restricted stock awards on the diluted shares calculation would have been an increase of 147,043 shares and 115,135 shares, respectively.

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CYH Announces Second Quarter 2017 Results

August 1, 2017

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

(h)	The following supplemental tables reconcile loss from continuing operations and net loss attributable to Community Health Systems, Inc. common stockholders, as reported, on a per share (diluted) basis, with the adjustments described herein (total per share amounts may not add due to rounding):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Loss from continuing operations, as reported	$(1.17)	$(12.90)	$(2.94)	$(12.82)
Adjustments:
Loss from early extinguishment of debt	0.06	0.18	0.18	0.18
Impairment and (gain) loss on sale of businesses, net	0.77	13.29	2.68	13.45
Expense (income) from government and other legal settlements and related costs	0.04	—	(0.19)	—
Expense from fair value adjustments and legal expenses related to cases covered by the CVR	0.04	—	0.08	—
Gain on sale of investments in unconsolidated affiliates	—	(0.54)	—	(0.54)
Expense related to the spin-off of QHC	—	0.07	—	0.09
Expense related to employee termination benefits and other restructuring charges	0.01	—	0.01	—

(Loss) income from continuing operations, excluding adjustments	$(0.25)	$0.09	$(0.17)	$0.36

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net loss, as reported	$(1.22)	$(12.91)	$(3.01)	$(12.85)
Adjustments:
Loss from early extinguishment of debt	0.06	0.18	0.18	0.18
Impairment and (gain) loss on sale of businesses, net	0.77	13.29	2.68	13.45
Expense (income) from government and other legal settlements and related costs	0.04	—	(0.19)	—
Expense from fair value adjustments and legal expenses related to cases covered by the CVR	0.04	—	0.08	—
Gain on sale of investments in unconsolidated affiliates	—	(0.54)	—	(0.54)
Expense related to the spin-off of QHC	—	0.07	—	0.09
Expense related to employee termination benefits and other restructuring charges	0.01	—	0.01	—

Net (loss) income, excluding adjustments	$(0.31)	$0.08	$(0.24)	$0.33

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CYH Announces Second Quarter 2017 Results

August 1, 2017

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

(i)	Both income from operations and loss from continuing operations for the three and six months ended June 30, 2017, included non-cash expense of approximately $80 million and $330 million, respectively, related to impairment charges to reduce the value of long-lived assets, primarily allocated goodwill, at hospitals that the Company has identified for sale or sold. Both loss from operations and loss from continuing operations for the three and six months ended June 30, 2016, included an impairment charge of approximately $1.639 billion, of which $1.400 billion was a charge related to the write-down of a portion of the goodwill for the Company’s hospital operation reporting unit, and $239 million was a charge related to the adjustment of the fair value of long-lived assets at certain of the Company’s underperforming hospitals and some of the hospitals that the Company was marketing for sale that had experienced declining operating results or had a decline in their estimated fair value since the Company’s previous impairment review. Of this $239 million impairment charge, $169 million related to the reduction in value of long-lived assets at such hospitals that the Company was marketing for sale, and $70 million related to the reduction in value of long-lived assets at such under-performing hospitals. Also, included in loss from operations and loss from continuing operations for the six months ended June 30, 2016, was an impairment charge of approximately $17 million incurred during the three months ended March 31, 2016, related to the write-down of a portion of the goodwill allocated to the divestitures of Lehigh Regional Medical Center and Bartow Regional Medical Center, as well as the impairment of certain long-lived assets at one of the Company’s smaller hospitals where the decision was made during the quarter ended March 31, 2016, to permanently close the hospital. These impairment charges do not have an impact on the calculation of the Company’s financial covenants under the Company’s Credit Facility.

(j)	The $(0.04) per share (diluted) of expense for “Government and other legal settlements and related costs” for the three months ended June 30, 2017, is the settlement in principle of several lawsuits during the three months ended June 30, 2017, and related legal expenses. The $0.19 per share (diluted) of income for “Government and other legal settlements and related costs” for the six months ended June 30, 2017, is primarily the impact of the shareholder derivative action settled during the six months ended June 30, 2017, net of related legal expenses.

(k)	On April 29, 2016, the Company sold its unconsolidated minority equity interests in Valley Health System, LLC, a joint venture with Universal Health Systems, Inc. (“UHS”) representing four hospitals in Las Vegas, Nevada, in which the Company owned a 27.5% interest, and in Summerlin Hospital Medical Center, LLC, a joint venture with UHS representing one hospital in Las Vegas, Nevada, in which the Company owned a 26.1% interest. The Company received $403 million in cash in return for the sale of its equity interests and recognized a $94 million gain on sale of investments in unconsolidated affiliates during the six months ended June 30, 2016.

(l)	Total per share amounts may not add due to rounding.

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CYH Announces Second Quarter 2017 Results

August 1, 2017

Regulation FD Disclosure

Set forth below is selected information concerning the Company’s projected consolidated operating results for the year ending December 31, 2017. These projections update selected guidance issued on May 1, 2017, and are based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time. The 2017 guidance should be considered in conjunction with the assumptions included herein. See pages 20 and 21 for a list of factors that could affect the future results of the Company or the healthcare industry generally.

The following is provided as guidance to analysts and investors:

	2017 Projection Range
Net operating revenues less provision for bad debts (in millions)	$15,850	to	$16,050
Adjusted EBITDA (in millions)	$1,825	to	$2,000
(Loss) income from continuing operations per share - diluted	$(0.30)	to	$0.40
Same-store hospital annual adjusted admissions decline	(2.0)%	to	(1.0)%
Weighted-average diluted shares, in millions	112.0	to	113.0

The following assumptions were used in developing the 2017 guidance provided above:

•	The divestiture of 30 hospitals included in continuing operations, in respect of which the Company has divested or entered into a definitive agreement, consisting of ten separate contemplated transactions. These hospitals generated approximately $3.4 billion of net operating revenues in 2016 with mid-single digit Adjusted EBITDA margins. The Company assumes these divestitures will generate approximately $1.95 billion in gross proceeds, including working capital. The Company assumes all of these divestitures will close at various dates during the first nine months of 2017.

•	The Company’s projections also exclude the following:

•	Gains associated with the settlement of the shareholder derivative action in January 2017;

•	Payments related to the CVRs issued in connection with the HMA acquisition, and changes in the valuation of liabilities underlying the CVR;

•	Losses from the early extinguishment of debt;

•	Impairment of goodwill and long-lived assets;

•	Employee termination benefits and restructuring costs;

•	Resolution of government investigations or other significant legal settlements;

•	Costs incurred in connection with the planned divestitures; and

•	Other significant gains or losses that neither relate to the ordinary course of business nor reflect the Company’s underlying business performance.

•	The Company has two small hospitals which remain held for sale for which the operating results have been classified in discontinued operations and have been excluded from the Company’s guidance.

Other assumptions used in the above guidance:

•	Health Information Technology (HITECH) electronic health records incentive reimbursement of approximately $25 million to $30 million for the year ending December 31, 2017.

•	Same-store hospital annual adjusted admissions decline of (2.0)% to (1.0)% for 2017, which does not take into account service closures and weather-related or other unusual events.

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CYH Announces Second Quarter 2017 Results

August 1, 2017

•	Expressed as a percentage of net operating revenues, depreciation and amortization of approximately 5.7% to 5.8% for 2017. Additionally, this is a fixed cost and the percentages may change as revenue varies. Such amounts exclude the possible impact of any future hospital fixed asset impairments and additional hospitals which may be classified as held for sale.

•	Interest expense, expressed as a percentage of net operating revenues, of approximately 5.6% to 5.7%; however, interest expense may vary as revenue varies. Interest expense has been adjusted to reflect the Company’s refinancing transactions in March 2017 and May 2017 and the repayment of debt with proceeds from the anticipated divestitures, based on the expected timing of those divestitures. Projected interest expense does not consider any future refinancing transactions. Total fixed rate debt, including swaps, is expected to average approximately 75% to 85% of total debt during 2017.

•	Expressed as a percentage of net operating revenues, net income attributable to noncontrolling interests of approximately 0.5% to 0.6% for 2017.

•	Expressed as a percentage of income from continuing operations before income taxes, provision for income taxes of approximately 30.0% to 31.0% for 2017, which includes the impact of adopting ASU 2016-09 on the tax provision for the vesting of equity-based compensation.

A reconciliation of the Company’s projected 2017 Adjusted EBITDA, a forward-looking non-GAAP financial measure, to the Company’s projected net (loss) income attributable to Community Health Systems, Inc. stockholders, the most directly comparable GAAP financial measure, is shown below:

	Year Ending December 31, 2017
	Low	High
Net (loss) income attributable to Community Health Systems, Inc. stockholders (1)	$(51)	$28
Adjustments:
Depreciation and amortization	925	950
Interest expense, net	900	911
(Benefit from) provision for income taxes	(30)	21
Net income attributable to noncontrolling interests	81	90

Adjusted EBITDA (1)	$1,825	$2,000

(1)	The Company does not include in this reconciliation the impact of certain items not included in the Company’s forecast set forth above that would be included in a reconciliation of historical net (loss) income attributable to Community Health Systems, Inc. stockholders to Adjusted EBITDA such as, but not limited to, losses from early extinguishment of debt, impairment and (gain) loss on sale of businesses, and expense (income) related to government and other legal settlements and related costs, in light of the fact that such items are not determinable and/or the inherent difficulty in quantifying such projected amounts on a forward-looking basis.

•	Capital expenditures are projected as follows (in millions):

2017 Guidance
Total	$575	to	$725

•	Net cash provided by operating activities, excluding cash flows related to the CVR and settlement of legal contingencies, is projected as follows (in millions):

2017 Guidance
Total	$975	to	$1,125

•	Weighted-average shares outstanding are projected to be between approximately 112 million to 113 million for 2017.

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CYH Announces Second Quarter 2017 Results

August 1, 2017

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. All statements in this press release other than statements of historical fact, including statements regarding projections, expected operating results, and other events that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks,” and similar expressions, are forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this press release.

These factors include, among other things:

•	general economic and business conditions, both nationally and in the regions in which we operate;

•	the impact of the potential repeal of or significant changes to the Affordable Care Act, its implementation or its interpretation, as well as changes in other federal, state or local laws or regulations affecting our business;

•	the extent to which states support increases, decreases or changes in Medicaid programs, implement health insurance exchanges or alter the provision of healthcare to state residents through regulation or otherwise;

•	the future and long-term viability of health insurance exchanges, which may be affected by whether a sufficient number of payors participate as well as the impact of the 2016 federal elections on the Affordable Care Act;

•	risks associated with our substantial indebtedness, leverage and debt service obligations, including our ability to refinance such indebtedness on acceptable terms or to incur additional indebtedness;

•	demographic changes;

•	changes in, or the failure to comply with, governmental regulations;

•	potential adverse impact of known and unknown government investigations, audits, and federal and state false claims act litigation and other legal proceedings;

•	our ability, where appropriate, to enter into and maintain provider arrangements with payors and the terms of these arrangements, which may be further affected by the increasing consolidation of health insurers and managed care companies;

•	changes in, or the failure to comply with, contract terms with payors and changes in reimbursement rates paid by federal or state healthcare programs or commercial payors;

•	any potential additional impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets, or changes in the useful lives of other intangible assets;

•	changes in inpatient or outpatient Medicare and Medicaid payment levels;

•	the effects related to the continued implementation of the sequestration spending reductions and the potential for future deficit reduction legislation;

•	increases in the amount and risk of collectability of patient accounts receivable, including decreases in collectability which may result from, among other things, self-pay growth in states that have not expanded Medicaid and difficulties in recovering payments for which patients are responsible, including co-pays and deductibles;

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CYH Announces Second Quarter 2017 Results

August 1, 2017

•	the efforts of insurers, healthcare providers and others to contain healthcare costs, including the trend toward value-based purchasing;

•	our ongoing ability to demonstrate meaningful use of certified electronic health record technology and recognize income for the related Medicare or Medicaid incentive payments to the extent such payments have not expired;

•	increases in wages as a result of inflation or competition for highly technical positions and rising supply and drug costs due to market pressure from pharmaceutical companies and new product releases;

•	liabilities and other claims asserted against us, including self-insured malpractice claims;

•	competition;

•	our ability to attract and retain, at reasonable employment costs, qualified personnel, key management, physicians, nurses and other healthcare workers;

•	trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals;

•	changes in medical or other technology;

•	changes in U.S. generally accepted accounting principles;

•	the availability and terms of capital to fund any additional acquisitions or replacement facilities or other capital expenditures;

•	our ability to successfully make acquisitions or complete divestitures, including the disposition of hospitals and non-hospital businesses pursuant to our portfolio rationalization and deleveraging strategy, our ability to complete any such acquisitions or divestitures on desired terms or at all (including to realize the anticipated amount of proceeds from contemplated dispositions), the timing of the completion of any such acquisitions or divestitures, and our ability to realize the intended benefits from any such acquisitions or divestitures;

•	the impact that changes in our relationships with joint venture or syndication partners could have on effectively operating our hospitals or ancillary services or in advancing strategic opportunities;

•	our ability to successfully integrate any acquired hospitals, including those of HMA, or to recognize expected synergies from acquisitions;

•	the impact of seasonal severe weather conditions;

•	our ability to obtain adequate levels of general and professional liability insurance;

•	timeliness of reimbursement payments received under government programs;

•	effects related to outbreaks of infectious diseases;

•	the impact of the external, criminal cyber-attack suffered by us in the second quarter of 2014, including potential reputational damage, the outcome of our investigation and any potential governmental inquiries, the outcome of litigation filed against us in connection with this cyber-attack, the extent of remediation costs and additional operating or other expenses that we may continue to incur, and the impact of potential future cyber-attacks or security breaches;

•	any failure to comply with the terms of the Corporate Integrity Agreement;

•	the concentration of our revenue in a small number of states;

•	our ability to realize anticipated cost savings and other benefits from our current strategic and operational cost savings initiatives; and

•	the other risk factors set forth in our other public filings with the Securities and Exchange Commission.

The consolidated operating results for the three and six months ended June 30, 2017, are not necessarily indicative of the results that may be experienced for any future periods. The Company cautions that the projections for calendar year 2017 set forth in this press release are given as of the date hereof based on currently available information. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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